For more information, contact:

Tom Miller	Michael Attar
Chief Financial Officer	Director Investor Relations
(818) 444-2325	(818)444-2330
tmiller@ixiacom.com	mattar@ixiacom.com
Ixia Announces Second Quarter Results
CALABASAS, CA— July 20, 2006—Ixia (Nasdaq: XXIA) today reported financial results for the second quarter ended June 30, 2006.
Net revenues for the second quarter of 2006 were $39.9 million, which represents a sequential increase of 3% from the immediately preceding first quarter and compares to $41.3 million in the second quarter of last year. Net income on a GAAP basis for the second quarter of 2006 was $0.3 million, or $0.00 per diluted share, compared to net income of $9.8 million, or $0.14 per diluted share, for the second quarter of 2005. Ixia adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”), effective January 1, 2006.
Ixia’s 2006 second quarter GAAP results include non-cash charges of $4.5 million related to stock-based compensation, $1.6 million for the amortization of acquired intangible assets, and a net tax benefit of $1.8 million related to these items. Excluding the effects of these items, non-GAAP net income for the second quarter of 2006 was $4.5 million, or $0.07 per diluted share, compared to $9.8 million, or $0.14 per diluted share, for the comparable period in 2005. Second quarter 2005 non-GAAP results excluded non-cash charges of $1.2 million related to the amortization of acquired intangible assets and a net tax benefit of $1.2 million related to the tax effects of the acquired intangible assets and tax benefits related to previously recognized stock-based compensation.
“Ixia’s results in the second quarter reflect a number of positive trends,” commented Errol Ginsberg, President and Chief Executive Officer of Ixia. “During the quarter we added 85 new customers and had record non-Cisco bookings and revenues, demonstrating that we are making progress in diversifying our customer base. Carrier sales were also a record, at 14% of revenues. Our government and enterprise business showed strong growth due to increased military spending and some renewed investment by enterprise customers. Geographically, we saw strong demand in EMEA and a record quarter in the China region, which includes Taiwan.”
“While generally we continued to experience some pricing pressure due to competitive dynamics, we are starting to see strong demand from carriers, as they roll out and test the infrastructure to support triple play services,” added Mr. Ginsberg. “Demand for 10 Gigabit Ethernet testing products remains healthy, with near record revenues, as operators upgrade their core networks. Finally, we had our best quarter ever for software sales, led by IxLoad, our Layer 4 through 7 testing application, used to test advanced services like IPTV.”
As of the end of the second quarter on June 30, 2006, Ixia had cash, cash equivalents and investments of approximately $202 million.
Ixia will host a conference call today for analysts and investors to discuss its 2006 second quarter results at 5:00 p.m. Eastern Time. Open to the public, a live Web cast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s Web site (www.ixiacom.com). Following the live Web cast, an archived version will be available in the “Investors” section on the Ixia Web site for 90 days.
Non-GAAP Information

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounted Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (e.g., non-GAAP gross profit (or margin), non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash expenses such as the amortization of acquisition-related intangible assets and stock-based compensation, as well as the related income tax effects of such items. The amortization of acquisition-related intangible assets and stock-based compensation represent non-cash charges that may be difficult to estimate from period to period and that are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding certain non-cash charges, as well as the related income tax effects, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist s in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in this press release.
About Ixia
Ixia is a leading provider of performance test systems for IP-based infrastructure and services. Its highly scalable solutions generate, capture, characterize, and emulate network and application traffic, establishing definitive performance and conformance metrics of network devices or systems under test. Ixia’s test systems are used by network and telephony equipment manufacturers, semiconductor manufacturers, service providers, governments, and enterprises to validate the functionality and reliability of complex IP networks, devices, and applications. Ixia’s Triple Play test systems address the growing need to test voice, video, and data services and network capability under real-world conditions. Ixia’s vision is to be the world’s pre-eminent provider of solutions to enable testing of next generation IP Triple Play networks. Ixia’s test systems utilize a wide range of industry-standard interfaces, including Ethernet, SONET, ATM, and wireless connectivity, and are distinguished by their performance, accuracy, reliability, and adaptability to the industry’s constant evolution.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; 818-871-1800, Fax: 818-871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com.

Ixia and the Ixia four petal logo are registered trademarks of Ixia. IxLoad is a trademark of Ixia. Other trademarks are the property of their respective owners.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect the Company’s current intent, belief and expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things: consistency of orders from significant customers, our success in developing and producing new products, and market acceptance of our products. These and other risk factors that may affect Ixia’s financial results in the future are discussed in Ixia’s periodic SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2005. Ixia undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

IXIA
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$37,360	$51,837
Short-term investments in marketable securities	160,372	124,456
Accounts receivable, net	39,344	31,565
Inventories	9,910	9,846
Deferred income taxes	6,322	4,401
Prepaid expenses and other current assets	3,569	3,519

Total current assets	256,877	225,624

Investments in marketable securities	4,350	25,392
Property and equipment, net	22,533	19,750
Deferred income taxes	4,302	10,004
Goodwill	16,728	13,468
Other intangible assets, net	23,564	20,462
Other assets	488	315

Total assets	$328,842	$315,015

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,445	$2,872
Accrued expenses	14,228	12,399
Deferred revenues	9,216	8,338
Income taxes payable	4,240	4,131

Total current liabilities	31,129	27,740

Deferred revenues and other liabilities	1,115	528
Deferred income taxes	—	4,651

Total liabilities	32,244	32,919

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized, 67,080 and 66,580 shares issued and outstanding as of June 30, 2006 and December 31, 2005, respectively	130,592	126,792
Additional paid-in capital	78,015	68,098
Retained earnings	87,991	87,206

Total shareholders’ equity	296,598	282,096

Total liabilities and shareholders’ equity	$328,842	$315,015

IXIA
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Net revenues	$39,900	$41,326	$78,752	$79,740
Cost of revenues(1)	8,112	6,349	15,111	12,194
Amortization of purchased technology	1,137	943	2,193	1,885

Gross profit	30,651	34,034	61,448	65,661

Operating expenses:
Research and development(1)	11,063	7,974	21,623	15,520
Sales and marketing(1)	15,174	9,950	29,918	19,425
General and administrative(1)	5,149	3,914	10,803	7,519
Amortization of intangible assets	424	286	823	628

Total operating expenses	31,810	22,124	63,167	43,092

Income (loss) from operations	(1,159)	11,910	(1,719)	22,569
Interest and other, net	2,209	1,229	4,310	2,125

Income before income taxes	1,050	13,139	2,591	24,694
Income tax expense	754	3,373	1,806	5,599

Net income	$296	$9,766	$785	$19,095

Earnings per share:
Basic	$0.00	$0.15	$0.01	$0.30
Diluted	$0.00	$0.14	$0.01	$0.28

Weighted average number of common and common equivalent shares outstanding:
Basic	66,955	64,862	66,796	64,112
Diluted	68,802	69,391	68,887	68,944

(1)	Stock-based compensation included in:

Cost of revenues	$188	$—	$425	$—
Research and development	1,593	—	3,435	—
Sales and marketing	1,996	—	4,028	—
General and administrative	686	—	1,477	—

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended June 30,
	2006		2005
		% of Net		% of Net
	Amount ($)	Revenues	Amount ($)	Revenues
Gross profit — GAAP	$30,651	76.8%	$34,034	82.4%
Amortization of purchased technology(a)	1,137	2.8%	943	2.2%
Stock-based compensation(b)	188	0.5%	—	0.0%

Gross profit — Non-GAAP	$31,976	80.1%	$34,977	84.6%

Operating expenses — GAAP	$31,810	79.7%	$22,124	53.5%
Amortization of intangible assets(a)	(424)	-1.1%	(286)	-0.7%
Stock-based compensation(b)	(4,275)	-10.7%	—	0.0%

Operating expenses — Non-GAAP	$27,111	67.9%	$21,838	52.8%

Income (loss) from operations — GAAP	$(1,159)	-2.9%	$11,910	28.8%
Effect of reconciling items(c)	6,024	15.1%	1,229	3.0%

Income (loss) from operations — Non-GAAP	$4,865	12.2%	$13,139	31.8%

Income tax expense — GAAP	$754	1.9%	$3,373	8.2%
Effect of reconciling items(d)	1,779	4.4%	1,244	3.0%

Income tax expense — Non-GAAP	$2,533	6.3%	$4,617	11.2%

Net income — GAAP	$296	0.7%	$9,766	23.6%
Effect of reconciling items(e)	4,245	10.7%	(15)	0.0%

Net income — Non-GAAP	$4,541	11.4%	$9,751	23.6%

Diluted earnings per share — GAAP	$0.00		$0.14
Effect of reconciling items(f)	0.07		0.00

Diluted earnings per share — Non-GAAP	$0.07		$0.14

(a)	This reconciling item represents the amortization of intangible assets related to the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation, the acquisition of the mobile video and multimedia test business of Dilithium Networks (affects 2006 only), the acquisition of certain technology from Bell Canada (affects 2006 only), the acquisition of G3 Nova Technologies, Inc. and the acquisition of Communication Machinery Corporation (affects 2006 only). As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)	This reconciling item represents stock-based compensation expense recognized under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”). We adopted FAS 123R effective January 1, 2006. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b).

(d)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a) and (b).

(e)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b), net of tax.

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b), net of tax, on a diluted per share basis.

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Six months ended June 30,
	2006		2005
		% of Net		% of Net
	Amount ($)	Revenues	Amount ($)	Revenues

Gross profit — GAAP	$61,448	78.0%	$65,661	82.3%
Amortization of purchased technology(a)	2,193	2.8%	1,885	2.4%
Stock-based compensation(b)	425	0.6%	—	0.0%

Gross profit — Non-GAAP	$64,066	81.4%	$67,546	84.7%

Operating expenses — GAAP	$63,167	80.2%	$43,092	54.0%
Amortization of intangible assets(a)	(823)	-1.0%	(628)	-0.7%
Stock-based compensation(b)	(8,940)	-11.4%	—	0.0%

Operating expenses — Non-GAAP	$53,404	67.8%	$42,464	53.3%

Income (loss) from operations — GAAP	$(1,719)	-2.2%	$22,569	28.3%
Effect of reconciling items(c)	12,381	15.7%	2,513	3.2%

Income (loss) from operations — Non-GAAP	$10,662	13.5%	$25,082	31.5%

Income tax expense — GAAP	$1,806	2.3%	$5,599	7.0%
Effect of reconciling items(d)	3,657	4.6%	3,009	3.8%

Income tax expense — Non-GAAP	$5,463	6.9%	$8,608	10.8%

Net income — GAAP	$785	1.0%	$19,095	23.9%
Effect of reconciling items(e)	8,724	11.1%	(496)	-0.6%

Net income — Non-GAAP	$9,509	12.1%	$18,599	23.3%

Diluted earnings per share — GAAP	$0.01		$0.28
Effect of reconciling items(f)	0.13		(0.01)

Diluted earnings per share — Non-GAAP	$0.14		$0.27

(a)	This reconciling item represents the amortization of intangible assets related to the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation, the acquisition of the mobile video and multimedia test business of Dilithium Networks (affects 2006 only), the acquisition of certain technology from Bell Canada (affects 2006 only), the acquisition of G3 Nova Technologies, Inc. and the acquisition of Communication Machinery Corporation (affects 2006 only). As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)	This reconciling item represents stock-based compensation expense recognized under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”). We adopted FAS 123R effective January 1, 2006. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b).

(d)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a) and (b).

(e)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b), net of tax.

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b), net of tax, on a diluted per share basis.